Exhibit 10.13.1

                           HEALTH SCIENCES GROUP, INC.
                        2003 STOCK OPTION, DEFERRED STOCK
                            AND RESTRICTED STOCK PLAN
                             STOCK OPTION AGREEMENT


NAME:  Jacob Engel

                  This AGREEMENT is made effective as of the 11th day of August, 2003 (the "Option Grant Date"), by and between HEALTH SCIENCES GROUP, INC., a corporation (the "Company") and Jacob Engel (the "Optionee").

                                    RECITALS

                  WHEREAS, the Board of Directors of the Company has established the 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") effective as of August 7, 2003, and

                  WHEREAS, pursuant to the provisions of said Plan, the Administrator of the Company, by action duly taken on August 7, 2003, granted to the Optionee an option or options (the "Option(s)") to purchase shares of the Common Stock of the Company on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

         1. THE OPTION(S). The Optionee may, at his/her option, purchase all or any part of an aggregate of 2,000,000 shares of Common Stock (the "Optioned Shares"), at the prices of $1.25 to $2.75 per share (the "Option Price"), on the terms and conditions set forth herein below.

         2. OPTION TYPE; EXERCISE DATES AND EXERCISE. The Options are intended to qualify as Incentive Stock Options to the extent allowable. The Option(s) shall be exercisable I.E., vested, as set forth in the vesting formula below for Option Shares which are not Restricted Stock, or, in Optionee's discretion, immediately for Restricted Stock which shall be subject to forfeiture pursuant to the same vesting formula as pertains to the exercise of the Options:

         3. VESTING FORMULA. Subject to earlier acceleration as set forth in Optionee's Employment Agreement dated August 11, 2003 ("Employment Agreement") at paragraph 8(c) in the event of discharge without Cause or Resignation for Good Reason (which provisions are incorporated herein by reference), the Options granted hereunder shall be subject to vesting, if and when the following Performance Benchmarks are achieved, assuming that Optionee has not been terminated for Cause or resigned without Good Reason under his Employment Agreement, as of the respective vesting dates:

                  (a) OPTIONS AT $1.25. Options for 500,000 Option Shares shall be exercisable at a price of $1.25 per share, and shall vest, i.e., become exercisable free of forfeiture, after Optionee has continuously served in his capacity as General Manager or Chief Operating Officer under his Employment Agreement for a period of 90 days from the date of his Employment Agreement and provided an Operational Plan (as provided in the Employment Agreement) for Quality Botanical Ingredients, Inc. ("QBI") for the approval of the Board, within 90 days of the date of his Employment Agreement.

                  (b) OPTIONS AT $1.75. Options for 500,000 Option Shares shall be exercisable at a price of $1.75 per share, and shall vest to the extent of achievement of the QBI operating income milestones for the quarter ended

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

                           December 31, 2003, as follows: if QBI's operating income for the quarter is at least $125,000, Options for 125,000 Option Shares shall vest and thereafter, for each increment of $25,000 of QBI operating income for the quarter an additional 125,000 Options for Option Shares shall vest until a maximum of 500,000 Options exercisable at $1.75 per Option Share shall vest, if the QBI operating income reaches $200,000 for the quarter. Operating income increments of less than $25,000 shall be rounded up or down to the nearest $25,000 number.

                  (c)      OPTIONS AT $2.25.

                          (i) Options for Option Shares shall vest and be exercisable at $2.25 per share in amounts which correspond to the applicable percentage of revenue growth for the Company on a consolidated basis for the year ended December 31, 2004 over the prior year as shown in the following table:

                                                         Percentage Year Over Year Revenue Growth for 2004
                                              ----------------------------------------------------------------------
                                                   7%            11%            15%            19%           23%
                                              -------------  ------------  ------------  ------------ --------------
Number of Vested Option Shares                   20,000         30,000         40,000         50,000        60,000
Cumulative Vested Option Shares                  20,000         50,000         90,000        140,000       200,000

                                    Revenue growth percentages in between the percentage numbers set forth in the table shall be rounded up or down to the next nearest number in the table.

                          (ii) Options for Option Shares shall vest and be exercisable at $2.25 per share in amounts which correspond to the applicable operating income percentage of revenue ("Operating Margin") on a consolidated basis for the year ended 2004 for the Company, as shown in the following table:

                                                               Percentage Operating Margin for 2004
                                              ----------------------------------------------------------------------
                                                   4%            5%             6%             7%             8%
                                              -------------  ------------  ------------  ------------ --------------
Number of Vested Option Shares                   40,000         50,000         60,000         70,000        80,000
Cumulative Vested Option Shares                  40,000         90,000        150,000        220,000       300,000


                  (d)      OPTIONS AT $2.75.

                          (i) Options for Option Shares shall vest and be exercisable at $2.75 per share in amounts which correspond to the applicable percentage of revenue growth for the Company for the year ended December 31, 2005 over the prior year as shown in the following table:

                                                         Percentage Year Over Year Revenue Growth for 2005
                                              ----------------------------------------------------------------------
                                                  11%            14%            17%            20%           23%
                                              -------------  ------------  ------------  ------------ --------------
Number of Vested Option Shares                   20,000         30,000         40,000         50,000        60,000
Cumulative Vested Option Shares                  20,000         50,000         90,000        140,000       200,000

                                    Revenue growth percentages in between the percentage numbers set forth in the table shall be rounded up or down to the next nearest number in the table.

                          (ii) Options for shares shall vest and be exercisable at $2.75 per share in amounts which correspond to the applicable operating income percentage of revenue ("Operating Margin") for the year ended 2005 for the Company, as shown in the following table:


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


                                                               Percentage Operating Margin for 2005
                                              ----------------------------------------------------------------------
                                                   8%            9%             10%            11%           12%
                                              -------------  ------------  ------------  ------------ --------------
Number of Vested Option Shares                   40,000         50,000         60,000         70,000        80,000
Cumulative Vested Option Shares                  40,000         90,000        150,000        220,000       300,000

For purposes of the Performance Benchmarks set forth in this paragraph 3, salary increases and bonuses to Fred Tannous and Bill Glaser in amounts in excess of current salary and the expensing of stock options shall not be deemed charges against income in determining operating margin, nor shall non-recurring charges such as inventory write-downs or corporate overhead charges from the Company to QBI for the QBI 12/31/03 milestone set forth in (b) above.

         4. METHOD OF EXERCISE; EXERCISE PERIOD. This Option shall be deemed exercised as to the Option Shares to be purchased when written notice of such exercise has been given to the Company at its principal business office by the Optionee with respect to the Common Stock to be purchased. Such notice shall be accompanied by full payment in cash or cash equivalents as determined by the Administrator. Any such exercise must occur within 3 years from the vesting date of the Option Shares to which the exercise relates or within such shorter time as provided in Section 5(c) in the event of termination of the Optionees' employment.

         5. GOVERNING PLAN. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Optionee's rights under this Agreement and the Plan except as may be required by applicable law. The Optionee expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. The Optionee also hereby expressly acknowledges, represents and agrees as follows:

                  (a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he/she is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement subject to all the terms and provisions of said Plan.

                  (b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

                  (c) Acknowledges that he/she is familiar with Sections of the Plan regarding the exercise of the Option(s) and represents that he/she understands that said Option(s) must be exercised on or before the earliest of the following dates, whichever is applicable: (i) the day prior to the third anniversary of the vesting date of the tranche of Options being exercised, (ii) the date which is three months from the date of termination of employment for any reason other than death or disability as provided under Subsection 5(h) of the Plan; or (iii) the date that is six months following the Optionee's termination of employment, by reason of his/her death, or the date that is six months following his/her termination of employment, by reason of disability, whichever is applicable, as provided in Subsection 5(g) of the Plan

                  (d) Acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any exercise of any Option(s) granted as an Incentive Stock Option to qualify for favorable tax treatment through the application of Section 422 of the Internal Revenue Code; that Optionee must, in order to so qualify, individually meet by his own action all applicable requirements of Section 422, including without limitation the following holding period and employment requirements as to Incentive Stock Options:

                           (1) HOLDING PERIOD REQUIREMENT: no disposition of an Optioned Share may be made by Optionee within two (2) years from the date of the granting of the Option(s) nor within one (1) year after the acquisition of the Optioned Shares through exercise of the Options, and

                           (2) EMPLOYMENT REQUIREMENT: at all times during the period beginning on the date of the granting of the Option(s) and ending on the day three (3) months before the date of exercise, the Optionee must have been an employee of the Company, its Parent, or a Subsidiary of the Company, or a corporation or a parent or subsidiary of such corporation issuing or assuming the Option(s) in a transaction

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

         to which Section 425(a) of the Internal Revenue Code applies, except where the termination of employment is by means of the employee's disability, in which case said three (3) month period may be extended to six months.

                  (e) STOCK SPLITS. All per share exercise prices set forth in this Agreement shall be adjusted proportionally as follows: in the event of a stock split the price shall be decreased proportionately and the number of shares covered by the Option increased proportionately; in the event of a reverse split, the price shall be increased proportionately and the number of shares covered by the Option reduced proportionately.

         6. REPRESENTATIONS AND WARRANTIES. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under the Securities Act of 1933 or any other applicable law or regulation. Optionee hereby represents to the Company that each of the Options evidenced hereby and the shares purchasable upon exercise thereof are being acquired only for investment and without any present intention to sell or distribute such securities, that Optionee will sign a lock-up agreement similar to that signed by the principal shareholders at the public offering ("PO") of the Company's stock as may be required by the underwriters in such PO.

         7. OPTIONS NOT TRANSFERABLE. No Stock Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

         8. NO ENLARGEMENT OF EMPLOYEE RIGHTS. Nothing in this Agreement shall be construed to confer upon the Optionee (if an employee) any right to continued employment with the Company, any future Parent or any future Subsidiary, or to restrict in any way the right of the Company, any future Subsidiary or any future Parent, to terminate his/her employment. Optionee acknowledges that in the absence of an express written employment agreement to the contrary, Optionee's employment with the Company may be terminated by the Company at any time, with or without cause.

         9. WITHHOLDING OF TAXES. Optionee authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the grant of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

         10. LAWS APPLICABLE TO CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

         11. AGREEMENT BINDING ON SUCCESSORS. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

         12. COSTS OF LITIGATION. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

         13. NECESSARY ACTS. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws. Optionee shall be responsible for conferring with his or her own tax accountant regarding the tax matters pertaining to the Options and the exercise of the Options and shall be solely responsible as to all tax filings pertaining to Optionee, including the filing of an 83(b) election, if any.


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

         14. COUNTERPARTS. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

         15. INVALID PROVISIONS. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

         16. LIMITATION ON VALUE OF OPTIONED SHARES. Optionee acknowledges that the Plan provides that the aggregate fair market value (determined as of the date hereof) of the shares of Common Stock for which Options granted as Incentive Stock Options are exercisable for the first time by Optionee during any calendar year under all incentive stock option plans of the Company and any future Subsidiary shall not exceed $100,000. It is understood and agreed that should it be determined that an Option if granted as an Incentive Stock Option hereunder would exceed such maximum, such Option shall be considered granted as a Non-Qualified Stock Option to the extent, but only to the extent of such excess. This limitation shall not apply to any option granted as a Non-Qualified Stock Option.


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


         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written hereinabove.

HEALTH SCIENCES GROUP, INC.                   OPTIONEE


By:
   -----------------------------------------  ---------------------------------
   Name:____________________________                      (Signature)
   Title:________________________

                                              ---------------------------------
                                                          (Print Name)

Address of Participant:
------------------------------------        ----------------------------------
                                                       (Social Security)
------------------------------------

------------------------------------

------------------------------------




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


         By his or her signature below, the spouse of the Optionee, if such Optionee be legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document and appoints Optionee as attorney in fact with respect to any matter pertaining thereto.

                                        ---------------------------------------
                                        Spouse

                                        Dated: ________________________________


         By his or her signature below the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

                                        ---------------------------------------
                                        Optionee

                                        Dated: ________________________________



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